This Note and any securities into which it may be convertible have not been registered under the Securities Act of 1933, as amended (the "Securities Act") or under the provisions of any applicable state securities laws, but have been acquired by the registered holder hereof for purposes of investment and in reliance on statutory exemptions under the Securities Act, and under any applicable state securities laws. Neither this Note nor any securities into which it may be convertible, may be sold, pledged, transferred or assigned except in a transaction which is exempt under the provisions of the Securities Act and any applicable state securities laws or pursuant to an effective registration statement; and in the case of an exemption, only if the Company has received an opinion of counsel satisfactory to the Company that such transaction does not require the registration of this Note or any securities into which this Note may be convertible.

                                    TTR INC.

_________, 1998                                                          $25,000


                               10% PROMISSORY NOTE

         TTR Inc., a Delaware corporation (the "Company"), for value received, promises to pay to _________________ or registered assigns (the "Holder") on the earlier of (i) the 30th day following the consummation by the Company of any form of financing as described in subparagraph 2b below or (ii) twelve (12) months from the date hereof (the earlier of such dates referred to herein as the "Maturity Date"), at the principal offices of the Company, the principal sum of Twenty Five Thousand ($25,000.00) Dollars in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay simple interest on the outstanding principal sum hereof at the rate of ten percent (10 %) per annum for the date hereof until the Maturity Date (the "Note"). This Note is a part of units being sold by the Company in a private offering, which units include notes (the "Note") in the aggregate principal maximum amount of $1,000,000. Interest shall be payable on the Maturity Date and shall accrue and be payable in like coin or currency to the Holder hereof at the office of the Company as hereinafter set forth. The Company will punctually pay or cause to be paid the principal amount and interest on this Note. Any sums required to be withheld from any payment of principal amount, or interest on this Note by operation of Law or pursuant to any order, judgment, execution, treaty, rule or regulation may be withheld by the Company and paid over in accordance therewith.

         Nothing in this Note or in any other agreement between the Holder and the Company shall require the Company to pay, or the Holder to accept, interest in an amount which would subject the Holder to any penalty or forfeiture under applicable law. In the event that the payment of any charges, fees or other sums due under this Note, or in any other agreement between the Company and the Holder are or could be held to be in the nature of interest and would subject the Holder to any penalty or forfeiture under applicable law, then ipso facto the obligations of the Company to make such payment to the Holder shall be reduced to the highest rate authorized under the applicable law.

1. Transfer of Note to Comply with the Securities Act

         The Holder agrees that this Note (the "Securities") may not be sold, transferred, pledged, hypothecated or otherwise disposed of except as follows:
(1) to a person who, in the opinion of counsel to the Company, is a person to whom the any of the Securities may legally be transferred without registration and without delivery of a current prospectus under the Securities Act with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this Section 1 with respect to any resale or other disposition of any of the Securities; or (2) to any person who complies with the provisions of this Section 1 with respect to any resale or other disposition of any of the Securities; or (3) to any person upon delivery of a prospectus then meeting the requirements of the Securities Act relating to such securities and the offering thereof for such sale or disposition, and thereafter to all successive assignees.

2. Prepayment

         a. The principal amount of this Note may be repaid by the Company, in whole or in part without premium or penalty, at any time. Upon any prepayment of the entire principal amount of this Note, or portion thereof, all accrued, but unpaid, interest shall be paid to the Holder on the date of prepayment with respect to the principal amount prepaid.

         b. The entire principal amount of this Note and accrued interest shall be prepaid on the date that the Company, or any subsidiary, receives proceeds from the consummation of any form of public or private equity or debt financing other than financing in the aggregate amount of $1,000,000 and accounts receivable financing.

3. Covenants of Company

         a. The Company covenants and agrees that, so long as this Note shall be outstanding, it will:

          (i) Promptly pay and discharge all lawful taxes, assessments and governmental charges or levies imposed upon the Company or upon its income and profits, or upon any of its property, before the same shall become a lien upon the Company's assets or property, as well as all lawful claims for labor, materials and supplies which, if unpaid, would become a lien or charge upon such properties or any part thereof; provided, however, that the Company shall be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and the Company shall set aside on its books adequate reserves with respect to any such tax, assessment, charge, levy or claim so contested;

          (ii) Do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and comply with all laws applicable to the Company as its counsel may advise;

          (iii) At all times maintain, preserve, protect and keep its property used and useful in the conduct of its business so that the business carried on in connection therewith may be properly and advantageously conducted in the ordinary course at all times;

          (iv) Keep adequately insured by financially sound insurers, all property of a character usually insured by corporations in the same industry as the Company and carry such other insurance as is usually carried by corporations in the same industry; and

          (v) At all times keep true and correct books, records and accounts.

          (vi) The Company, during the term of the Note, cannot issue dividends.

4. Events of Default

         a. This Note become due and payable immediately upon any of the following events, herein called "Events of Default":

          (i) Default in the payment of the principal or accrued interest on this Note, when and as the same shall become due and payable, whether by acceleration or otherwise;

          (ii) Default in the due observance or performance of any covenant, condition or agreement on the part of the Company to be observed or performed pursuant to the terms hereof, if such default shall continue uncured for 10 days after written notice, specifying such default, shall have been given to the Company by the Holder;

          (iii) Default in the payment of any principal or interest due in connection with any secured or institutional indebtedness now or hereafter due and owing by the Company;

          (iv) Application for, or consent to, the appointment of a receiver, trustee or liquidator for the Company or of its property;

          (v) Admission in writing of the Company's inability to pay its debts as they mature;

          (vi) General assignment by the Company for the benefit of creditors;

          (vii) Filing by the Company of a voluntary petition in bankruptcy or a petition or an answer seeking reorganization, or an arrangement with creditors; or

          (viii) Entering against the Company of a court order approving a petition filed against it under the federal bankruptcy laws, which order shall not have been vacated or set aside or otherwise terminated within 60 days.

         b. The Company agrees that it shall give notice to the Holder at his or her registered address by certified mail, of the occurrence of any Event of Default within five (5) days after such Event of Default shall have occurred.

         c. In the case any one or more of the Events of Default specified above shall happen or be continuing, the Holder may proceed to protect and enforce his or her right by suit in the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note or may proceed to enforce the payment of this Note or to enforce any other legal or equitable rights as such Holder may have.

5. Miscellaneous

         a. This Note has been issued by Company pursuant to authorization of the Board of Directors of the Company.

         b. The Company may consider and treat the person in whose name this note shall be registered as the absolute owner thereof for all purposes whatsoever (whether or not this Note shall be overdue) and the Company shall not be affected by any notice to the contrary. Subject to the limitations herein stated, the registered owner of this Note shall have the right to transfer this Note by assignment, and the transferee thereof shall, upon his registration as owner of this Note, become vested with all the powers and rights of the transferor. Registration of any new owner shall take place upon presentation of this Note to the Company at its principal officer, together with a duly authenticated assignment. In case of transfer by operation of law, the transferee agrees to notify the Company of such transfer and of his address, and to submit appropriate evidence regarding the transfer so that this Note may registered in the name of the transferee. This Note is transferable only on the books of the Company by the Holder hereof in person or by attorney, on the surrender hereof, duly endorsed. Communications sent to any registered owner shall be effective as against all holders or transferees of the Note not registered at the time of sending the Communication.

         c. Payment of interest shall be made as specified above to the registered owner of this note. Payment of principal shall be made to the registered owner of this Note upon presentation of this Note on or after maturity. No interest shall be due on this Note for such period of time that may elapse between the maturity of this Note and its presentation for payment.

         d. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, whether at law or in equity, and the rights of the Holder are limited to those expressed.

         e. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Note, if mutilated, the Company shall execute and deliver a new Note of like tenor and date. Any such new Note executed and delivered shall constitute and additional contractual obligation on the part of the Company, whether or not this Note so lost, stolen, destroyed or mutilated shall be art any time enforceable by anyone.

         f. This Note shall be construed and enforce in accordance with the laws of the State of New York. The Company and the Holder hereby consent to the jurisdiction of the courts of the State of New York and the United States District Courts situated therein in connection with any action concerning the provisions of this Note instituted by the Holder against the Company.

         g. No recourse shall be had for the payment of principal or interest on this Note against any incorporator or any past, present, or future stockholder, officer, director, agent or attorney of the Company, or of any successor corporation, either directly or through the Company or any successor corporation, otherwise, all such liability of the incorporators, stockholders, officers, directors, attorneys and agents being waived, released and surrendered by the Holder hereof by the acceptance of this Note.

         h. The Company shall pay all costs and expenses incurred by te Holder to enforce any of the provisions of this Note, including attorneys fees and other expenses of collection.

         IN WITNESS WHEREOF, the Company has caused this Note to be signed as of the date first written above. TTR INC.



                                     By:    ____________

                                     Title: